Exhibit 4.2

                     [FORM OF NOTE - SENIOR DEBT SECURITIES]


      [IF THE SECURITY IS TO BE A GLOBAL SECURITY, INSERT - [This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

      Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede &Co., has an interest herein.]]

      THE SENIOR NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF COMMERCE BANCORP, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                    REGISTERED
NUMBER R-[________]                                           $[_________]


                             COMMERCE BANCORP, INC.

                            [____]% SENIOR NOTES DUE

                                                            CUSIP:[__________]

      Commerce Bancorp, Inc., a New Jersey corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[__________] on [__________], and to pay interest thereon from [__________], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the [__________] day of and [__________] in each year, commencing [__________], at the rate of __% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the [__________] day of [__________] and the [__________] day of [__________] in
each year; provided, however, that in case of a Senior Note originally issued between a Regular Record

Date and the Interest Payment Date or on an Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the date of issue and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date with respect to such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

      Payment of the principal of (and premium, if any) and any such interest on this Senior Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

      This Senior Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of [__________], [__________] (the "Indenture"), between the Company and The Bank of New York, a New York banking corporation (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. This Senior Note is one of a series of Senior Notes of the Company designated as its [__________]% Senior Notes Due [__________] (herein called the "Senior Notes"), initially limited in aggregate principal amount to [__________].

      [The Senior Notes may not be redeemed prior to maturity.]

      As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Senior Note may be registered in the Security Register of the Company upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Senior Notes are issuable only as registered Senior Notes without coupons in denominations of $[______] and integral multiples of $[______]. As provided in the Indenture, and subject to certain limitations set forth therein, this Senior Note is exchangeable for a like aggregate principal amount of Senior Notes of different authorized denominations, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment for registration of transfer of this Senior Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the trustee under each series to be affected with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

      No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Senior Note at the times, place and rate, and in the coin and currency, herein prescribed .

      All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                                     COMMERCE BANCORP, INC.


                                                     By:
                                                       -------------------------
                                                     Title:

      This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                                     THE BANK OF NEW YORK, not
                                                     in its individual capacity,
                                                     but solely as Trustee


                                                     By:
                                                       -------------------------
                                                           Authorized Officer

Dated:

                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
      (Insert name and address of assignee, including zip code. MUST BE PRINTED OR TYPED)

---------------------------------------------------------------
(Insert Social Security or other identifying number of assignee)


the within Senior Note, and all rights thereunder, hereby irrevocably constituting and appointing___________ Attorney to transfer said Senior Note on the books of the within Company, with full power of substitution in the premises.

Dated:___________________                       ________________________________
                                                Signature

                                    NOTICE:     The signature to this assignment
                                                must correspond with the name as
                                                it appears  upon the face of the
                                                within or  attached  Senior Note
                                                in  every  particular,   without
                                                alteration or enlargement or any
                                                change whatever.